EXHIBIT 10.11

NON-PLAN STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT dated as of March 27, 2006 between DATA SYSTEMS & SOFTWARE INC., a Delaware corporation (the "Company"), and Samuel M. Zentman (the "Optionee").

WHEREAS, on March 27, 2006 at a meeting of the Board of Directors of the Company (the “Board”), the Board by resolution authorized the granting to Samuel M. Zentman, a non-management director and member of the Board, an option to purchase 25,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock").

WHEREAS, the parties hereto desire to enter into this Agreement in order to set forth the terms of such option.

Accordingly, the parties hereto agree as follows:

1.           Grant of Option; Exercise Price. Subject to the terms and conditions of this Agreement, the Company hereby grants to Optionee the option (the "Option") to purchase, from the Company, up to 25,000 shares of Common Stock (“Option Shares”) at a price per share of $2.65 (the “Exercise Price”). The Option Shares and the Exercise Price are subject to adjustment in accordance with the provisions set forth in Section 5 below.

2.           Non-Incentive Stock Option. The Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

3.           Vesting of Option. This Option shall vest and thereby become exercisable with respect to the Option Shares on the date of the next held annual meeting; to be held in 2006.

4.           Termination of Option.

(a)           This Option shall terminate upon the earlier of (i) the date 18 months from the date on which Optionee ceases to be a director or (ii) March 30, 2011 (the “Termination Date”).

(b)           Upon the death of the Optionee, the portion of the Option, if any, that was exercisable as of the date of death may be thereafter be exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year from the date of such death or until the Termination Date, whichever is shorter.

5.           Adjustments.

(a)           In the event of a stock split, stock dividend, combination of shares, or any other similar change in the Common Stock as a whole, the Board shall make equitable, proportionate adjustments in the number and kind of shares covered by the Option and in the Exercise Price.

(b)           In the event of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by subsection (i) hereof or that solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), the Optionee shall have the right thereafter (until the expiration of the right of exercise of this Option) to receive upon the exercise hereof after such event, for the same aggregate Exercise Price payable hereunder immediately prior to such reclassification, reorganization, merger or consolidation, the amount and kind of consideration receivable by a holder of the number of shares of Common Stock obtainable upon exercise of this Option immediately prior to such event. The provisions of this subsection (ii) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

6.           Manner of Exercise. This Option may be exercised by the delivery to the Company of a written notice signed by the Optionee in the form of Exhibit A hereto, together with either (i) full payment of the purchase price therefor in cash or by certified check payable to the order of the Company or (ii) irrevocable instructions to a broker designated or approved by the Company to sell shares of Common Stock equal to the Option Shares and promptly deliver to the Company a portion of the proceeds thereof equal to the Exercise Price and any applicable withholding taxes. The Optionee may be required to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to delivering to Optionee the Option Shares. This Option may not be exercised with respect to a fractional share.

7.           Restriction on Transfer.

(a)           This Option may not be assigned or transferred except by will or the law of descent and distribution and during the Optionee's lifetime may be exercised only by Optionee.

(b)           Anything in this Agreement to the contrary notwithstanding, the Optionee hereby agrees that he or she shall not sell, transfer by any means or otherwise dispose of the Options Shares acquired by him without registration under the Securities Act, or that in the event that they are not so registered, unless (i) an exemption from the Securities Act requirements is available thereunder, and (ii) the Optionee has furnished the Company with notice of such proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

8.           Miscellaneous.

(a)           Notices. Any notice or communication to the Company hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the following address (or to such other address as the Company shall from time to time specify):

Data Systems & Software Inc.
200 Route 17
Mahwah, New Jersey 07340
Attention: Secretary

(b)           Stockholder Rights. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issue after the due exercise of the Option.

(c)           Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(d)           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Optionee and the Company.

(e)           Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives, any rights, remedies, obligations or liabilities.

(f)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions); provided, however, that all matters relating to or involving corporate law shall be governed by the Delaware General Corporation Law.

(g)           Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

DATA SYSTEMS & SOFTWARE INC.

By:	/s/ Sheldon Krause
Sheldon Krause
Secretary

OPTIONEE

By:	/s/ Samuel M. Zentman
Samuel M. Zentman

EXHIBIT A TO STOCK OPTION AGREEMENT

OPTION EXERCISE FORM

DATA SYSTEMS & SOFTWARE INC.
200 ROUTE 17
MAHWAH, NJ 07430

Gentlemen:

I hereby exercise the following portion of the stock options that have heretofore been granted to me under the Non-Plan Stock Option Agreement by and between myself and Data Systems & Software Inc. dated as of March 27, 2006:

Date of grant                                        March 27, 2006
Exercise price per share                               $2.65
Number of options originally granted      25,000
Number of options currently held
Number of options being exercised hereby
In connection with this exercise [check one]:
_____  I enclose my check in the amount of $
_____  I am delivering to a broker designated or approved by the Company irrevocable instructions to (i) sell shares of Common Stock acquired upon exercise and (ii) promptly deliver to the Company a portion of the proceeds thereof equal to the Exercise Price and any applicable withholding taxes.

I hereby agree to execute whatever other documents are necessary in order to comply with the Agreement and any applicable legal requirements in connection with the issuance of the stock to me pursuant to the Agreement.

Optionee (Signature)	Social Security Number

_____________________
Please print name

Date	Address